UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the closing of the previously announced transactions contemplated by the ATLS Merger Agreement and the APL Merger Agreement (each as defined below), Targa Resources Corp. (the “Company” or “TRC”) entered into that certain Credit Agreement (the “Credit Agreement”), dated as of February 27, 2015, among the Company, each lender from time to time party thereto and Bank of America, N.A. as administrative agent, collateral agent, swing line lender and letter of credit issuer. The Credit Agreement provides for a new five year revolving credit facility in an aggregate principal amount up to $670 million (the “Revolving Credit Facility”) and a seven year term loan facility in an aggregate principal amount of $430 million (the “Term Loan Facility”, and collectively with the Revolving Credit Facility, the “Credit Facility”).

The Credit Agreement permits the Company to request an increase in (i) the Revolving Credit Facility by an amount not to exceed $200 million and (ii) the Term Loan Facility by an amount not to exceed the sum of (x) $200 million plus (y) the amount of all voluntary prepayments applied to the Term Loan Facility plus (z) an unlimited amount so long as on the date of incurrence thereof, the Company is in pro forma compliance with a Consolidated Leverage Ratio (as defined in the Credit Agreement) of no greater than 4.00 to 1.00, in each case subject to certain terms and conditions described in the Credit Agreement.

The proceeds of the Term Loan Facility and a portion of the Revolving Credit Facility were used on the closing date to finance in part the ATLS Merger (as defined below), to refinance existing indebtedness of the Company, and to pay fees and expenses incurred in connection with each of the foregoing. The entire principal amount of the Term Loan Facility was borrowed on the closing date, and no additional commitments are currently available for borrowings under the Term Loan Facility. The unused portion of the Revolving Credit Facility is available for working capital and general corporate purposes of the Company. Up to $50 million of the Revolving Credit Facility may be used for the issuance of letters of credit, and up to $30 million of the Revolving Credit Facility is available for swing line loans.

The obligations under the Credit Facility are secured by a first priority lien on substantially all of the present and future assets of the Company and the subsidiary guarantors under the Credit Facility (subject to certain exclusions and limitations), including 100% of the equity interests in the Partnership (as defined below) owned by the Company and the subsidiary guarantors.

Loans under the Credit Facility bear interest at either a base rate or LIBOR (at the Company’s option) plus (i) for revolving loans, a margin of 0.75% to 1.75% (in the case of base rate loans) or 1.75% to 2.75% (in the case of LIBOR loans), in each case based on the Company’s Consolidated Leverage Ratio and (ii) for term loans, 3.75% (in the case of base rate loans) or 4.75% (in the case of LIBOR loans). Unused availability under the Revolving Credit Facility is subject to a commitment fee ranging from 0.375% to 0.50%, based on the Company’s Consolidated Leverage Ratio.

Beginning June 30, 2015, the Term Loan Facility is subject to amortization in an amount equal to $1,075,000 per quarter until maturity.

The Credit Facility may be prepaid at any time in whole or in part without premium or penalty, other than (i) customary breakage costs, if applicable and (ii) with respect to the Term Loan Facility, any prepayment during the first six months following the closing date with proceeds of other indebtedness that has a lower “effective yield” than the Term Loan Facility is subject to a call premium of 1.00% of the principal amount subject to such repricing. Additionally, the Company must (i) prepay the Term Loan Facility in an amount equal to 100% of the net cash proceeds received from non-permitted indebtedness (or indebtedness permitted to be incurred solely if the proceeds thereof are applied to prepay the term loans) and (ii) offer to prepay the Term Loans (which offer may be accepted or declined by each term loan lender) upon the occurrence of certain other events resulting in the Borrower’s receipt of cash proceeds, including certain dispositions, casualty/condemnation events and equity issuances (in each case subject to certain exceptions and reinvestment rights more fully described in the Credit Agreement).

The Credit Facility requires the maintenance of a Consolidated Leverage Ratio as of the last day of each fiscal quarter beginning June 30, 2015 of (i) through the fiscal quarter ending December 31, 2015, not more than 4.75 to 1.00, (ii) for the fiscal quarter ending March 31, 2016 through the fiscal quarter ending December 31, 2016, not more than 4.50 to 1.00 and (iii) for each fiscal quarter ending thereafter, 4.00 to 1.00.

In addition, the Credit Facility contains customary representations and warranties (subject to certain exceptions, thresholds and qualifications) as well as customary covenants (subject to certain exceptions, thresholds and qualifications) that impose obligations on, and restrict the ability of, the Company and its restricted subsidiaries to, among other things: incur liens; make investments, loans or enter into joint ventures; incur additional indebtedness, guarantees or other contingent obligations; prepay or amend the terms of other indebtedness; engage in mergers and consolidations; make sales, transfers and other dispositions of property and assets; declare dividends, redeem and repurchase equity interests or make other restricted payments; change the nature of its business; enter into transactions with affiliates on a non-arms’ length basis; or grant negative pledges or enter into burdensome agreements.

The Credit Facility includes customary events of default (subject to certain exceptions, baskets and qualifications) including, but not limited to: failure to pay principal, interest, fees or other amounts when due; failure to perform or observe covenants set forth in the loan documentation; any representation or warranty proving to have been materially incorrect when made or confirmed; default on other material indebtedness; occurrence of bankruptcy and insolvency events; occurrence of certain material judgments; material ERISA events; actual or asserted impairment of loan documentation or security; or a change of control of the Company.

The summary of the Credit Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Credit Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 27, 2015, (i) the Company completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of October 13, 2014 (the “ATLS Merger Agreement”), by and among the Company, Targa GP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“GP Merger Sub”), Atlas Energy, L.P., a Delaware limited partnership (“ATLS”) and Atlas Energy GP, LLC, a Delaware limited liability company and the general partner of ATLS (“ATLS GP”), and (ii) the Company and Targa Resources Partners LP (the “Partnership” or “TRP”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger (the “APL Merger Agreement”) by and among the Company, the Partnership, Targa Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership, Trident MLP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“MLP Merger Sub”), ATLS, Atlas Pipeline Partners, L.P, a Delaware limited partnership (“APL”) and Atlas Pipeline Partners GP LLC, a Delaware limited liability company and the general partner of APL (“APL GP”). Pursuant to the terms and conditions set forth in the ATLS Merger Agreement, GP Merger Sub merged (the “ATLS Merger”) with and into ATLS, with ATLS continuing as the surviving entity and as a subsidiary of the Company. Pursuant to the terms and conditions set forth in the APL Merger Agreement, MLP Merger Sub merged (the “APL Merger” and, together with the ATLS Merger, the “Atlas Mergers”) with and into APL, with APL continuing as the surviving entity and as a subsidiary of the Partnership.

In addition, prior to the completion of the Atlas Mergers, ATLS, pursuant to a Separation and Distribution Agreement entered into by and among ATLS, ATLS GP and Atlas Energy Group, LLC, a Delaware limited liability company (“AEG”), on February 27, 2015, (i) transferred its assets and liabilities other than those related to its “Atlas Pipeline Partners” segment, to AEG and (ii) effected a pro rata distribution to the ATLS unitholders of AEG common units representing a 100% interest in AEG (collectively, the “Spin-Off” and, together with the Atlas Mergers, the “Transactions”).

ATLS Merger Agreement

Pursuant to the ATLS Merger Agreement, at the effective time of the ATLS Merger (the “ATLS Effective Time”), each outstanding common unit representing a limited partner interest in ATLS (other than certain common units held by the Company or ATLS or their wholly owned subsidiaries, which were cancelled) were converted into the right to receive (1) 0.1809 of a share of TRC common stock, par value $0.001 per share (“TRC Common Stock” and such amount, the “ATLS Stock Consideration”), and (2) $9.12 in cash, without interest (the “ATLS Cash Consideration” and together with the ATLS Stock Consideration, the “ATLS Merger Consideration”). In addition, at the ATLS Effective Time, ATLS distributed its equity interest in ATLS GP to the Company.

All outstanding ATLS equity awards, whether vested or unvested, were adjusted in connection with the Spin-Off on the terms and conditions set forth in an Employee Matters Agreement entered into by ATLS, ATLS GP and AEG on February 27, 2015. Following the Spin-Off related adjustment and at the ATLS Effective Time, each outstanding ATLS option and ATLS phantom unit award, whether vested or unvested, held by a person who became an employee of AEG became fully vested (to the extent not vested) and was cancelled and converted into the right to receive the ATLS Merger Consideration in respect of each ATLS common unit underlying the ATLS option or phantom unit award (in the case of options, net of the applicable exercise price). Each outstanding vested ATLS option held by an employee of ATLS or APL who became an employee of the Company in connection with the Transactions (the “Midstream Employees”) was cancelled and converted into the right to receive the ATLS Merger Consideration in respect of each ATLS common unit underlying the vested ATLS option, net of the applicable exercise price. Each outstanding unvested ATLS option and each outstanding ATLS phantom unit award held by a Midstream Employee was cancelled and converted into the right to receive (1) the ATLS Cash Consideration in respect of each ATLS common unit underlying such ATLS option or phantom unit award and (2) a TRC restricted stock unit award with respect to a number of shares of TRC Common Stock equal to the product of the ATLS Stock Consideration multiplied by the number of ATLS common units underlying such ATLS option or phantom unit award (in the case of options, net of the applicable exercise price).

Pursuant to the ATLS Merger Agreement, the Company will issue approximately 10.1 million shares of TRC Common Stock and pay approximately $515 million in cash to the unitholders of ATLS as the ATLS Merger Consideration and to the holders of outstanding ATLS equity awards as described above.

The summary of the ATLS Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the ATLS Merger Agreement, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2014 and incorporated herein by reference.

APL Merger Agreement

Pursuant to the APL Merger Agreement, at the effective time of the APL Merger (the “APL Effective Time”), each outstanding common unit representing a limited partner interest in APL (other than certain common units held by the Partnership or APL or their wholly-owned subsidiaries, which were cancelled) were converted into the right to receive (1) 0.5846 TRP common units (the “APL Unit Consideration”) and (2) $1.26 in cash, without interest (the “APL Cash Consideration” and together with the APL Unit Consideration, the “APL Merger Consideration”) for each APL common unit. In addition, pursuant to the APL Merger Agreement, APL exercised its right under the certificate of designations of the APL Class E Preferred Units to redeem the APL Class E Preferred Units immediately prior to the APL Effective Time, and TRP deposited the funds for such redemption with the paying agent.

In connection with the APL Merger, each outstanding APL phantom unit award held by an employee of AEG became fully vested and was cancelled and converted into the right to receive the APL Merger Consideration in respect of each APL common unit underlying the APL phantom unit award. Each outstanding APL phantom unit award held a Midstream Employee was cancelled and converted into the right to receive (1) the APL Cash Consideration in respect of each APL common unit underlying such APL phantom unit award and (2) a TRP phantom unit award with respect to a number of TRP common units equal to the product of the APL Unit Consideration multiplied by the number of APL common units underlying such APL phantom unit award.

Pursuant to the APL Merger Agreement, the Partnership will issue approximately 58.6 million TRP common units and pay approximately $128 million in cash to the unitholders of APL as the APL Merger Consideration and to the holders of outstanding APL equity awards as described above.

The summary of the APL Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the APL Merger Agreement, which is filed as Exhibit 2.2 to the Partnership’s Current Report on Form 8-K filed with the SEC on October 20, 2014 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On February 27, 2015, the Company and the Partnership issued a press release announcing the completion of the Atlas Mergers, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Form 8-K report. Such financial statements will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(b)	Financial Statements of Business Acquired.

Pro forma financial information relative to the acquired business is not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of February 27, 2015, among Targa Resources Corp., each lender from time to time party thereto and Bank of America, N.A. as administrative agent, collateral agent, swing line lender and letter of credit issuer

99.1	Press Release, dated February 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: March 3, 2015	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Credit Agreement, dated as of February 27, 2015, among Targa Resources Corp., each lender from time to time party thereto and Bank of America, N.A. as administrative agent, collateral agent, swing line lender and letter of credit issuer

99.1	Press Release, dated February 27, 2015